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                                                                    EXHIBIT 4(b)

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                         TEXASNEW MEXICO POWER COMPANY

                                      to

                          CHASE BANK OF TEXAS, N.A.,
                                  as Trustee

                           _________________________


                         FIRST SUPPLEMENTAL INDENTURE
                      Dated as of                 , 1999

                         Supplemental to the Indenture
                          dated as of January 1, 1999

                      Establishing a series of Securities
                    designated    % Senior Notes Due



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     FIRST SUPPLEMENTAL INDENTURE, dated as of                    , 1999 (herein
called the "First Supplemental Indenture"), between Texas-New Mexico Power Company, a corporation duly organized and existing under the laws of the State of Texas (hereinafter called the "Company") and Chase Bank of Texas, N.A., as Trustee under the Original Indenture referred to below (hereinafter called the "Trustee").

                                  WITNESSETH:

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of January 1, 1999 (hereinafter called the "Original Indenture"), to provide for the issuance from time to time in one or more series of its debentures, notes, bonds or other evidences of indebtedness (herein called the "Securities"), the form and terms of which are to be established as set forth in Sections 2.1 and 3.1 of the Original Indenture;

     WHEREAS, Section 9.1 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among purposes, (1) securing the Securities in accordance with Section 3.1 and (2) establishing the form and terms of the Securities of any series as permitted in Sections 2.1 and 3.1 of the Original Indenture;

     WHEREAS, the Company desires to create a series of the Securities in an
aggregate principal amount of $     ,000,000 to be designated the "     % Senior
Notes Due      " (the "Senior Notes"), and all action on the part of the Company necessary to authorize the issuance of the Senior Notes under the Original Indenture and this First Supplemental Indenture has been duly taken;

     WHEREAS, subject to the provisions hereof, the Company may issue one or more series of Senior Note Mortgage Bonds (as hereinafter defined) and deliver such series to the Trustee to hold in trust for the benefit of the respective Holders from time to time of the Related Series of Securities (as defined herein) and any payment by the Company of principal of, premium, if any, and interest on, the Senior Notes will be applied by the Trustee to satisfy the Company's obligations with respect to the principal of, premium, if any, and interest on, the Related Series of Senior Note Mortgage Bonds; and, pursuant to the terms and provisions hereof, the Company may require the Trustee to deliver to the Company for cancellation any and all Senior Note Mortgage Bonds held by the Trustee; and

     WHEREAS, all acts and things necessary to make the Senior Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this First Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     That in consideration of the premises and of the acceptance and purchase of the Senior Notes by the holders thereof and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal benefit of holders of the Senior Notes, as follows:


                                  ARTICLE ONE

                                  Definitions

     The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture, as amended and supplemented hereby, and the form of Senior Notes attached hereto as Exhibit A.
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                                  ARTICLE TWO

          Terms and Issuance of the       % Senior Notes Due

     Section 2.1. Issue of Senior Notes. A series of Securities which shall be
designated the "     % Senior Notes Due      " shall be executed, authenticated
and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Original Indenture, as amended, and this First Supplemental Indenture (including the form of Senior Note set forth in Exhibit A). The aggregate principal amount of the Senior Notes which may be authenticated and delivered under this First Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture,
exceed $   ,000,000.

     Section 2.2. Form of Senior Notes; Incorporation of Terms. The form of the Senior Notes shall be substantially in the form of Exhibit A attached hereto.

The terms of such Senior Notes are herein incorporated by reference and are part of this First Supplemental Indenture.

     Section 2.3. Depositary for Global Securities. The Depositary for any Global Securities of the series of which this Security is a part shall be The Depository Trust Company in the City of New York.

     Section 2.4. Place of Payment. The Place of Payment in respect of the Senior Notes will be at the principal office or agency of the Company in the City of New York, State of New York or at the principal office or place of business of the Trustee or its successor in trust under the Original Indenture,
which, at the date hereof, is located at                              .

     Section 2.5. Related Series of Senior Note Mortgage Bonds. The Related Series of Senior Note Mortgage Bonds for the Senior Notes shall be the Company's
First Mortgage Bonds, Series      ,      % due      .

     Section 2.6. Restrictions on Liens. The covenant provided by Section 10.10 of the Original Indenture shall be applicable to the Senior Notes from and after the Release Date, provided, that no Event of Default has occurred and at such
                  --------
time is continuing under the Original Indenture.

     Section 2.7. Restrictions on Sale and Leaseback Transactions. The covenant provided by Section 10.11 of the Original Indenture shall be applicable to the Senior Notes after the Release Date.


                                 ARTICLE THREE

                        Amendments to Original Indenture

     Section 3.1. Section 1.1 of the Original Indenture is hereby amended by adding the following definitions:

          "Expert" means any officer of the Company familiar with the terms of the First Mortgage Indenture and this Indenture, any law firm, any investment banking firm, or any other Person reasonably acceptable to the Trustee.

          "First Mortgage Bonds" means all first mortgage bonds issued by the Company and outstanding under the First Mortgage Indenture, other than Senior Note Mortgage Bonds.

          "First Mortgage Indenture" means the Indenture of Mortgage and Deed of Trust, dated November 1, 1944, by and between the Community Public
Service Co. (now known as the Company) and City National Bank and Trust Company of Chicago, Chicago, Illinois (whose current successor is U.S. Bank Trust,
N.A.)

                                       2
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     (as of the date hereof, the "First Mortgage Trustee"), as supplemented and modified from time to time.

          "First Mortgage Trustee" means the Person serving as trustee at the time under the First Mortgage Indenture.

          "Related Series of Securities", when used in reference to any series of Senior Note Mortgage Bonds, means the series of Securities which, in connection with its original authentication and issuance pursuant to
     Section 3.3 hereof, such series of Senior Note Mortgage Bonds were delivered to the Trustee pursuant to Section 14.1 hereof.

          "Related Series of Senior Note Mortgage Bonds", when used in reference to any series of Securities, shall mean the series of Senior Note Mortgage Bonds delivered to the Trustee pursuant to Section 14.1 hereof in connection with the initial authentication and issuance of such series of Securities pursuant to Section 3.3 hereof.

          "Release Date" means a date chosen by the Company which shall be not earlier than the later of (i) the date as of which all First Mortgage Bonds, other than the Senior Note Mortgage Bonds, have been retired through payment, redemption, or otherwise (including those First Mortgage Bonds "deemed to be paid" or as to which the entire indebtedness is paid and discharged within the meaning used in Article 18 of the First Mortgage Indenture) at, before or after the maturity thereof, and (ii) the date as of which no Liens on any Property of the Company or any Subsidiary exists (whether such Liens secure Indebtedness of the Company or any Subsidiary or any other Person), except that this clause (ii) shall not apply to any Lien to the extent described in clauses (a) through (k) of Section 10.10 of the Original Indenture or in the last paragraph of such Section 10.10.

          "Senior Note Mortgage Bonds" shall mean any bonds issued by the Company under the First Mortgage Indenture and delivered to the Trustee pursuant to Section 14.1 hereof.

     Section 3.2. Prior to the Release Date, Section 1.5(a) of the Original Indenture is hereby amended by inserting the words ", the First Mortgage Trustee" following the words "by any Holder".

     Section 3.3. Prior to the Release Date, Section 3.1 of the Original Indenture is hereby amended in the following manner:

          1. Section 3.1(l) is amended by the ";" after the word "Securities" and adding "and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.2;"

          2. Section 3.1(p) is amended by deleting the word "and" at the end of the Section;

          3. The following Section 3.1(q) is added, to follow Section 3.1(p):

          "(q) if prior to the Release Date, the designation of the series of Senior Note Mortgage Bonds being delivered to the Trustee in connection with such series of Securities, if any; and"

          4. Former Section 3.1(q) is relettered as Section 3.1(r).

     Section 3.4. Prior to the Release Date, the third paragraph of Section 3.3 of the Original Indenture is hereby amended by (a) adding "(i)" before the words "a Company Order" on the [third] line of the

                                       3
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paragraph, and (b) by adding, after the words "so offered;" on the [tenth] line of such paragraph, the following words:

     "(ii) an Officers' Certificate stating that (x) the Company is not, and upon the authentication by the Trustee of the series of Securities, will not be in default under any of the terms or covenants contained in the Indenture, (y) all conditions that must be met by the Company to issue Securities under the Indenture have been met, and (z) if prior to the Release Date, the series of Senior Note Mortgage Bonds being delivered to the Trustee meets the requirements of Section 14.10 hereof, (iii) if prior to the Release Date, a certificate of an Expert meeting the requirements of
     Section 14.06(a) hereof, and (iv) if prior to the Release Date, a series of Senior Note Mortgage Bonds meeting the requirements of Section 14.09 hereof;"

     Section 3.5. Prior to the Release Date, the fourth paragraph of Section 3.3 of the Original Indenture is hereby amended in the following manner:

          1. Clause (b) of the fourth paragraph is amended by deleting the word "and" at the end of the clause.

          2. Clauses (d) and (e) are added after clause (c), as follows:

               "(d) if prior to the Release Date, that the Senior Note Mortgage Bonds to be delivered to the Trustee in connection with the issuance of such series of Securities have been duly authorized, and that such Senior Note Mortgage Bonds, when authenticated and delivered by the First Mortgage Trustee and issued by the Company in accordance with the terms of the First Mortgage Indenture, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and except as enforcement of remedial and procedural provisions thereof may be limited by state laws affecting the remedies for the enforcement of the security provided for in the First Mortgage Indenture; and that such Senior Note Mortgage Bonds will be entitled to the benefit of the First Mortgage Indenture, equally and ratably, with all other First Mortgage Bonds outstanding thereunder, except as to any sinking fund provisions; and

               (e) if prior to the Release Date, that the First Mortgage Indenture and any required financing statements have been duly filed and recorded in all places where such filing or recording is necessary for the perfection or preservation of the lien of the First Mortgage Indenture, and the First Mortgage Indenture constitutes a valid and perfected first lien upon the property purported to be covered thereby, subject only to permissible encumbrances (as defined in the First Mortgage Indenture);"

          3. The flush language following clause (e) is amended (1) by adding after the words "Opinion of Counsel" the words ", the Officers' Certificate, the certificate of an Expert and the Senior note Mortgage Bonds"; and (2) by replacing "clauses (b) and (c)" with "clauses (b),
          (c), (d) and (e)".

          4. The word "and" at the end of subclause (i) is deleted, and the following subclauses (iii) and (iv) are inserted after subclause (ii):

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                    "(iii) if prior to the Release Date, when the terms of the
               Senior Note Mortgage Bonds have been established in accordance with the instrument or instruments creating the series of which such Senior Note Mortgage Bonds are a part, that the Senior Note Mortgage Bonds to be delivered to the Trustee in connection with the issuance of such series of Securities will have been duly authorized, and that such Senior Note Mortgage Bonds, when authenticated and delivered by the First Mortgage Trustee and issued by the Company in accordance with the terms of the First Mortgage Indenture, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and except as enforcement of remedial and procedural provisions thereof may be limited by state laws affecting the remedies for the enforcement of the security provided for in the First Mortgage Indenture; and that such Senior Note Mortgage Bonds will be entitled to the benefit of the First Mortgage Indenture, equally and ratably, with all other First Mortgage Bonds outstanding thereunder, except as to any sinking fund provisions; and

                    (iv) if prior to the Release Date, that when the First
               Mortgage Indenture and any required financing statements have been duly filed and recorded in all places where such filing or recording is necessary for the perfection or preservation of the lien of the First Mortgage Indenture, the First Mortgage Indenture will constitute a valid and perfected first lien upon the property purported to be covered thereby, subject only to Permitted Encumbrances (as defined in the First Mortgage Indenture);"

     Section 3.6. Prior to the Release Date, Article 3 of the Original Indenture is hereby amended by adding, after Section 3.12, the following Section 3.13:

          "Section 3.13. Payment of Securities. The Trustee shall receive the Senior Note Mortgage Bonds from the Company as provided in this Indenture and shall hold the Senior Note Mortgage Bonds, and any and all sums payable thereon or with respect thereto or realized therefrom, in trust for the benefit of the Holders of the Securities, as herein provided. Subject to Article Five hereof, all payments made by the Company to the Trustee on a series of Senior Note Mortgage Bonds, if any, shall be applied by the Trustee to pay, when due, principal of, premium, if any, and interest on the Related Series of Securities and, to the extent so applied, shall satisfy the Company's obligations on such Securities. Notwithstanding the foregoing, the Company's obligation to make payments of principal of, premium, if any, and interest on any series of Senior Note Mortgage Bonds shall be fully satisfied by making timely payments of principal of, premium, if any, and interest on the Related Series of Securities."

     Section 3.7. Prior to the Release Date, Article 4 of the Original Indenture is hereby amended by adding, after Section 4.2, the following Section 4.3:

          "Section 4.3. Release of Related Series of Senior Note Mortgage Bonds.

          (a) If the obligations of the Company to make payment with respect to any series of Securities are satisfied and discharged, in whole or in part, pursuant to this Article Four, the Related Series of Senior Note Mortgage Bonds shall be deemed to be paid and discharged in a principal amount equal to the principal amount of the Related Series of Securities paid and discharged pursuant hereto.

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          (b)  If the Company shall have paid or caused to be paid the principal of and premium, if any, and interest on any Security (or portion thereof), as and when the same shall have become due and payable or the Company shall have delivered to the Trustee for cancellation any Outstanding Security (or portion thereof), such Security (or portion thereof) shall cease to be entitled to any lien, benefit or security under this Indenture. Upon a Security of any series (or portion thereof) ceasing to be entitled to any lien, benefit or security under this Indenture, the obligation of the Company to make payment with respect to principal of and premium, if any, and interest on a principal amount of the Related Series of Senior Note Mortgage Bonds equal to the principal amount of such Security (or portion thereof) shall be satisfied and discharged and such Senior Note Mortgage Bonds (or portion thereof) shall cease to secure the Securities in any manner, and the Trustee shall release and deliver to the Company such Senior Note Mortgage Bonds (or portion thereof).

          (c) Upon the satisfaction and discharge of this Indenture, the Trustee shall at the request of the Company return to the Company all Senior Note Mortgage Bonds and all other property and money held by it under this Indenture and determined by it to be in excess of the amount required to be held under Section 4.1 hereof."

     Section 3.8. Prior to the Release Date, Sections 5.1 of the Original Indenture is hereby amended by replacing the "." at the end of clause (h) with "; or" and by adding, after such clause (h), the following clauses (i) and (j):

               "(i) a "default" as defined in the First Mortgage Indenture has occurred and is continuing, and the First Mortgage Trustee, the Company or Holders of at least 33% in aggregate principal amount of the Securities at the time outstanding shall have given written notice thereof to the Trustee; or

               (j) any Event of Default under any series of Securities issued pursuant to this Indenture or any event of default, as defined in any other indenture, mortgage or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company (whether such Indebtedness now exists or shall hereafter be created or incurred) shall occur and shall consist of default in the payment of such Indebtedness at the maturity thereof (after giving effect to any applicable grace period) or shall result in Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default in payment is not cured or such acceleration shall not be rescinded or annulled within 10 days after written notice to the Company from the Trustee or to the Company and to the Trustee from the Holders of at least 10% in aggregate principal amount of the Securities of that series at the time Outstanding; provided that if, prior to the declaration of acceleration of the maturity of the Securities of that series or the entry of judgment in favor of the Trustee in a suit pursuant to Section 5.3, such default shall be remedied or cured by the Company or waived by the holders of such Indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action on the part of either the Trustee or any of the Holders of the Securities of that series, and provided further, that, subject to Section 6.1 and 6.2, the Trustee shall not be charged with knowledge of any such default unless written notice of such default shall have been given to the Trustee by the Company, by a holder or an agent of a holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of at least five percent in aggregate principal amount of the Securities of that series at the time Outstanding."

     Section 3.9. Prior to the Release Date, Section 5.2 of the Original Indenture is hereby amended as follows:

     1. A new paragraph is added, to follow the first paragraph of Section 5.2, as follows:

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          "Upon the Securities being declared to be or becoming due and payable, the Trustee can immediately file with the First Mortgage Trustee a written demand for redemption of all Senior Note Mortgage Bonds pursuant to the applicable provisions of the supplemental indenture to the First Mortgage Indenture."

     2. The paragraph following the new second paragraph of Section 5.2 is amended (i) by adding after the word "provided," the words "and prior to the mailing to the Trustee by the First Mortgage Trustee of a firm, valid and unconditional notice to the Trustee of the acceleration of all of the First Mortgage Bonds issued and outstanding under the First Mortgage Indenture," and (ii) by adding after the word "consequences" the words "(including if given the written demand for redemption of all Senior Note Mortgage Bonds)".

     3. Clause (b) of Section 5.2 is amended by deleting the "." at the end of such clause (b) and replacing it with "(including any defaults under the First Mortgage Indenture, as evidenced by notice thereof from the First Mortgage Trustee to the Trustee).".

     Section 3.10. Prior to the Release Date, Section 5.3 of the Original Indenture is hereby amended in the following manner:

     1. By adding after the word "unpaid" in the second paragraph of Section 5.3 the following words: "(including, prior to the Release Date, to exercise any rights to that end it may have as holder of the Senior Note Mortgage Bonds)".

     2. By adding after the first occurrence of the word "rights" in the third paragraph of Section 5.3 the following words: "(including, prior to the Release Date, its rights as holder of the Senior Note Mortgage Bonds)".

     Section 3.11. Prior to the Release Date, subclause (a) of the first paragraph of Section 5.4 of the Original Indenture is hereby amended by adding, after the word "(including" the words ", prior to the Release Date, any claims of the Trustee as holder of Senior Note Mortgage Bonds and including".

     Section 3.12. Prior to the Release Date, Section 5.5 of the Original Indenture is hereby amended by adding, after the words "Securities of any series" on the second line of such Section 5.5, the words "(including, prior to the Release Date, its rights as holder of the Senior Note Mortgage Bonds),".

     Section 3.13. Prior to the Release Date, Section 7.3 of the Original Indenture is hereby amended as follows:

     1. The word "and" at the end of Section 7.3(a)(6) is deleted.

     2. The "." at the end of Section 7.3(a)(7) is replaced with "; and".

     3. The following Section 7.3(a)(8) is added after Section 7.3(a)(7):

               "(8) any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) which it has not previously reported."

     4. Section 7.3(b) is amended by adding, before the words "the character" on the [third] line of such Section 7.3, the words "(1) the release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) unless the fair value of such property, as set forth in the certificate required by Section 14.6 hereof, is less than 10% of the principal amount of Securities outstanding at the time of such release, or release and substitution, and".

     Section 3.14. Prior to the Release Date, Section 8.1(a) of the Original Indenture is hereby amended in the following manner:

     1. The letter "(i)" is added after the word "assume,".

     2. The ";" at the end of Section 8.1(a) is replaced by "," followed by the words: "and (ii) if such consolidation, merger, conveyance, sale or other transfer occurs prior to the Release Date, by an indenture supplemental to the First Mortgage Indenture, executed and delivered to the Trustee and the First Mortgage Trustee, in form satisfactory to the Trustee and the First Mortgage Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all of the Senior Note Mortgage Bonds and the performance of every covenant of the First Mortgage Indenture on the part of the Company to be performed or observed;".

     Section 3.15. Section 9.1(j) of Article 9 of the Indenture is hereby amended by deleting the "." after the words "fully registered form" and inserting in its place the word "; and" and by adding the following new paragraph (k) after paragraph (j):

          "(k) after the Release Date, to amend this Indenture to eliminate any provisions related to the Senior Note Mortgage Bonds which are no longer applicable."

     Section 3.16. Prior to the Release Date, Section 9.2(l) of the Original Indenture is hereby amended by replacing the ";" at the end of such Section with "," followed by the words: "or impair the interest hereunder of the Trustee in the Senior Note Mortgage Bonds, or prior to the Release Date, reduce the principal amount of any series of Senior Note Mortgage Bonds to an amount less than the principal amount of the Related Series of Securities or alter the payment provisions of such Senior Note Mortgage Bonds in a manner adverse to the Holders of the Securities;".

     Section 3.17. Prior to the Release Date, Article 10 of the Original Indenture is hereby amended by adding, after Section 10.13, the following
Section 10.14:

          "Section 10.14. Opinions of Counsel. The Company shall deliver to the
     Trustee:

          (a) promptly after the execution and delivery of this Indenture and of any indenture supplemental to this Indenture but prior to the Release Date, an Opinion of Counsel either stating that, in the opinion of such counsel, this Indenture or such supplemental indenture and any financing or continuation statements have been properly recorded and filed so as to make effective and to perfect the security interest of the Trustee intended to be created by this Indenture for the benefit of the Holders from time to time of the Securities in the Senior Note Mortgage Bonds, and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to perfect or make such security interest effective and stating what, if any, action of the foregoing character may reasonably be expected to become necessary prior to the next succeeding March 1 to maintain, perfect and make such security interest effective; and

          (b) on or before March 1 of each year, beginning in 1999, and prior to the Release Date, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken, since the date of the most recent Opinion of Counsel furnished pursuant to this Section 10.12(b) or the first Opinion of Counsel furnished pursuant to Section 10.12(a) hereof, with respect to the recording, filing, rerecording, or refiling of this Indenture, each supplemental indenture and any financing or continuation statements, as is necessary to maintain and perfect the security interest of the Trustee intended to be created by this Indenture for the benefit of the Holders from time to time of the Securities in the Senior Note Mortgage Bonds, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain and perfect such security interest and stating what, if any, action of the foregoing character may reasonably be expected to become necessary prior to the next succeeding March 1 to maintain, perfect and make such security interest effective."

     Section 3.18. Prior to the Release Date, Section 13.2 of the Original Indenture is hereby amended by replacing the "." after the word "Defeasance")" in the first sentence of such Section with the following words: "and the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on the Senior Note First Mortgage Bonds shall be satisfied and discharged, as provided in the supplemental indenture or indentures to the First Mortgage creating such Senior Note First Mortgage Bonds and the Senior Note First Mortgage Bonds shall cease to secure the related Securities in any manner.".

     Section 3.19. The Original Indenture is hereby amended by adding, after
Section 13.6, the following Article 14:


                                  ARTICLE 14

                          Senior Note Mortgage Bonds

          Section 14.1. Delivery of Senior Note Mortgage Bonds to the Trustee.

          Subject to the provisions of Section 4.1 and Section 14.10 hereof, the Company (a) shall, from time to time prior to the Release Date, deliver to the Trustee, upon the issuance of a series of Securities hereunder, Senior Note Mortgage Bonds conforming to the requirements of Section 14.9 hereof, fully registered in the name of the Trustee, in trust for the benefit of the Holders from time to time of the Securities issued under this Indenture as security for any and all obligations of the Company under the Securities, including, but not limited to, (1) the full and prompt payment of the principal of the Securities when and as the same shall become due and payable in accordance with the terms and provisions of this Indenture or the Securities, either at the stated maturity thereof, upon acceleration of the maturity thereof or upon redemption, and (2) the full and prompt payment of any interest on the Securities when and as the same shall become due and payable in accordance with the terms and provisions of this Indenture or the Securities and (b) shall deliver concurrently therewith to the Trustee the certificate of the Expert required by Section 14.6 hereof.

          Section 14.2. Receipt.

          The Trustee shall accept and acknowledge receipt of the Senior Note Mortgage Bonds and Expert certificate described in Section 14.1 hereof upon the delivery thereof in accordance with said Section 14.1.

          Section 14.3. Senior Note Mortgage Bonds Held by the Trustee.

          The Trustee, as holder of the Senior Note Mortgage Bonds, shall attend any meeting of bondholders under the First Mortgage Indenture as to which it receives due notice, or, at its option, shall deliver its proxy in connection therewith. Either at such meeting, or otherwise where consent of holders of first mortgage bonds issued under the First Mortgage Indenture is sought without a meeting, the Trustee shall vote all of the Senior Note Mortgage Bonds held by it, or shall consent or withhold its consent with respect thereto, as directed by the Holders of not less than a majority in the aggregate principal amount of the outstanding Securities; provided, however, the Trustee shall not vote as such holder of any particular series of Senior Note Mortgage Bonds in favor of, or give its consent to, any action which, in the Trustee's opinion, would materially adversely affect such series of Senior Note Mortgage Bonds in a manner not shared generally by all other Senior Note Mortgage Bonds, except upon notification by the Trustee to the Holders of the Related Series of Securities of such proposal and consent thereto of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of such series.

          Section 14.4. No Transfer of Senior Note Mortgage Bonds; Exception.

          Except as required to effect an assignment to a successor trustee under this Indenture or pursuant to Section 14.5 or Section 14.8 hereof, the Trustee shall not sell, assign or transfer the Senior Note Mortgage Bonds and the Company shall issue stop transfer instructions to the First Mortgage Trustee and any transfer agent under the First Mortgage Indenture to effect compliance with this Section 14.4.

          Section 14.5. Delivery to the Company of All Senior Note Mortgage
     Bonds.

          When the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on the Senior Note Mortgage Bonds shall be satisfied or deemed satisfied pursuant to Section 4.1 or
     Section 14.10 hereof, the Trustee shall, upon written request of the Company and receipt of the certificate of the Expert described in Section 14.6(b) hereof (if such certificate is then required by Section 14.6(b) hereof), deliver to the Company without charge therefor all of the Senior Note Mortgage Bonds, together with such appropriate instruments of transfer or release as may be reasonably requested by the Company. All Senior Note Mortgage Bonds delivered to the Company in accordance with this Section
     14.5 shall be delivered by the Company to the First Mortgage Trustee for cancellation.

          Section 14.6. Fair Value Certificate.

          (a) Upon the delivery by the Company to the Trustee of Senior Note Mortgage Bonds pursuant to Section 14.1 hereof and subject to Section 3.3 hereof, the Company shall simultaneously therewith deliver to the Trustee a certificate of an Expert (1) stating that it is familiar with the provisions of such Senior Note Mortgage Bonds and of this Indenture, (2) stating the principal amount of such Senior Note Mortgage Bonds so delivered, the stated interest rate (or method of calculation of interest) of such Senior Note Mortgage Bonds and the stated maturity date of such Senior Note Mortgage Bonds, (3) identifying the Securities being issued contemporaneously therewith, and (4) stating the fair value to the Company of such Senior Note Mortgage Bonds. If the fair value to the Company of the Senior Note Mortgage Bonds so delivered, as described in the certificate to be delivered pursuant to this Section 14.6(a), both (l) is equal to or exceeds (A) $25,000 and (B) 1% of the principal amount of the Securities outstanding at the date of delivery of such Senior Note Mortgage Bonds and
     (2) together with the fair value to the Company, as described in the certificates to be delivered pursuant to this Section 14.6(a), of all other Senior Note Mortgage Bonds delivered to the Trustee since the commencement of the then current calendar year, is equal to or exceeds 10% of the principal amount of the Securities outstanding at the date of delivery of such Senior Note Mortgage Bonds, then the certificate required by this
     Section 14.6(a) shall (1) be delivered by an Expert who shall be independent of the Company and satisfactory to the Trustee in its reasonable judgment and (2) shall, in addition to the certifications described above, state the fair value to the Company of all Senior Note Mortgage Bonds delivered to the Trustee pursuant to Section 14.1 hereof since the commencement of the then current year as to which a certificate was not delivered by an Expert independent of the Company.

          (b) If Senior Note Mortgage Bonds are delivered or surrendered to the Company pursuant to Section 14.5 or 14.8 hereof, the Company shall simultaneously therewith deliver to the Trustee a certificate of an Expert
     (1) stating that it is familiar with the provisions of such Senior Note Mortgage Bonds and of this Indenture, (2) stating the principal amount of such Senior Note Mortgage Bonds so delivered, the stated interest rate (or method of calculation of interest) of such Senior Note Mortgage Bonds and the stated maturity date of such Senior Note Mortgage Bonds, (3) if applicable, identifying the Securities, the payment of the interest on and principal of which has been discharged hereunder, and (4) stating that such delivery and release will not impair the lien of this Indenture in contravention of the provisions of this Indenture. If, prior to the Release Date, the fair value of the Senior Note Mortgage Bonds so delivered and released, as described in the certificate to be delivered pursuant to this Section 14.6(b), both
     (l) is equal to or exceeds (A) $25,000 and (B) 1% of the principal amount of the outstanding Securities at the date of release of such Senior Note Mortgage Bonds and (2) together with the fair value, as described in the certificates to be delivered pursuant to this Section 14.6(b), of all other Senior Note Mortgage Bonds released from the lien of this Indenture since the commencement of the then current calendar year, is equal to or exceeds 10% of the principal amount of the Securities outstanding at the date of release of such Senior Note Mortgage Bonds, then the certificate required by this Section 14.6(b) shall be delivered by an Expert who shall be independent of the Company and satisfactory to the Trustee in its reasonable judgment.

          If, in connection with a delivery or release of outstanding Senior Note Mortgage Bonds, the Company provides to the Trustee an Opinion of Counsel stating that the certificate described by this Section 14.6 is not required by law, such certificate shall not be required to be delivered hereunder in connection with such delivery or release.

          Section 14.7. Further Assurances.

          The Company shall cause this Indenture, any indentures supplemental to this Indenture, and any financing or continuation statements to be promptly recorded and filed and rerecorded and refiled in such a manner and in such places, as may be required by law in order fully to preserve, protect and perfect the security of the Holders and all rights of the Trustee, and, at its own expense, shall do such further lawful acts and things, and execute and deliver such additional conveyances, assignments, assurances, agreements, financing statements and instruments, as may be necessary in order to better assign, assure, perfect and confirm to the Trustee its security interest in the Senior Note Mortgage Bonds and for maintaining, protecting and preserving such security interest.

          Section 14.8. Exchange and Surrender of Senior Note Mortgage Bonds.

          At any time at the written direction of the Company, the Trustee shall surrender to the Company all or part of the Senior Note Mortgage Bonds in exchange for Senior Note Mortgage Bonds equal in aggregate outstanding principal amounts to, in different denominations than but of the same series and with all other terms identical to, the Senior Note Mortgage Bonds so surrendered to the Company. In addition, at any time a Security shall cease to be entitled to any lien, benefit or security under this Indenture pursuant to Section 4.4 hereof, the Trustee shall surrender Senior Note Mortgage Bonds as provided in this Section to the Company for cancellation. The Trustee shall, together with such Senior Note Mortgage Bonds, deliver to the Company such appropriate instruments of transfer or release as the Company may reasonably request. Prior to the surrender required by this paragraph, the Trustee shall receive from the Company the following, and (subject to Section 6.1 hereof) shall be fully protected in relying upon, (a) an Officers' Certificate stating (i) the aggregate outstanding principal amount of the Senior Note Mortgage Bonds of the series surrendered by the Trustee, after giving effect to such surrender,
     (ii) the aggregate outstanding principal amount of the Related Series of Securities, (iii) that the surrender of the Senior Note Mortgage Bonds will not result in any default under this Indenture, and (iv) that any Senior Note Mortgage Bonds to be received in exchange for the Senior Note Mortgage Bonds being surrendered comply with the provisions of this Section 14.8.

          The Company shall not be permitted to cause the surrender or exchange of all or any part of a series of Senior Note Mortgage Bonds contemplated in this Section 14.8, if, after such surrender or exchange, the aggregate outstanding principal amount of the Related Series of Securities would exceed the aggregate outstanding principal amount of such series of Senior Note Mortgage Bonds held by the Trustee. Any Senior Note Mortgage Bonds received by the Company pursuant to this Section 14.8 shall be delivered to the First Mortgage Trustee for cancellation.

          Section 14.9. Terms of Senior Note Mortgage Bonds.

          Each series of Senior Note Mortgage Bonds delivered to the Trustee pursuant to Section 14.1 hereof shall have the same stated rate or rates of interest (or interest calculated in the same manner), Interest Payment Dates, Stated Maturity, and redemption provisions, and shall be in the same aggregate principal amount, as the Related Series of Securities being issued.

          Section 14.10. Senior Note Mortgage Bonds as Security for Securities.

          Until the Release Date and subject to Article Four hereof, Senior Note Mortgage Bonds delivered to the Trustee, for the benefit of the Holders of the Securities, shall serve as security for any and all obligations of the Company under the Securities, including, but not limited to (1) the full and prompt payment of the principal of such Securities when and as the same shall become due and payable in accordance with the terms and provisions of this Indenture or the Securities, either at the Stated Maturity thereof, upon acceleration of the maturity thereof or upon redemption, and (2) the full and prompt payment of any interest on such Securities when and as the same shall become due and payable in accordance with the terms and provisions of this Indenture or the Securities.

          Notwithstanding anything in this Indenture to the contrary, from and after the Release Date, the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on the Senior Note Mortgage Bonds shall be deemed satisfied and discharged as provided in the supplemental indenture or indentures to the First Mortgage Indenture creating such Senior Note Mortgage Bonds and the Senior Note Mortgage Bonds shall cease to secure in any manner Securities theretofore or subsequently issued. From and after the Release Date, all Senior Notes, whether theretofore or subsequently issued, shall be unsecured, and any conditions to the issuance of Securities that refer or relate to Senior Note Mortgage Bonds or the First Mortgage Indenture shall be inapplicable. From and after the Release Date, the Company shall cause the First Mortgage Indenture to be closed and the Company shall not issue any additional First Mortgage Bonds or Senior Note Mortgage Bonds under the First Mortgage Indenture. Notice of the occurrence of the Release Date shall be given by the Trustee to the Holders of the Securities in the manner provided in Section 1.6 hereof not later than 30 days after the Company notifies the Trustee of the occurrence of the Release Date."


                                 ARTICLE FOUR

                                 Miscellaneous

     Section 4.1. Execution as Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.

     Section 4.2. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof, or with a provision of the Original Indenture, which is required to be included in this First Supplemental Indenture, or in the Original Indenture, respectively, by any of the provisions of the Trust Indenture Act, such required provision shall control.

     Section 4.3. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 4.4. Successors and Assigns. All covenants and agreements by the Company in this First Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

     Section 4.5. Separability Clause. In case any provision in this First Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 4.6. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Senior Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

     Section 4.7. Execution and Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

[CORPORATE SEAL]

                                        TEXAS-NEW MEXICO POWER COMPANY

                                        By
                                          ------------------------
                                          Name:
                                          Title:


                                        Attest:

                                        By
                                          ------------------------
                                          Name:
                                          Title:



[SEAL]                                  CHASE BANK OF TEXAS, N.A.,
                                        As Trustee

                                        By
                                          ------------------------
                                          Name:
                                          Title:


                                        Attest:

                                        By
                                          ------------------------
                                          Name:
                                          Title:

STATE OF NEW YORK)
                     :ss
COUNTY OF NEW YORK)


          On this     day of                  , 1999, before me personally
came                 , to me known, who, being by me duly sworn, did depose and
say that he is a                of Texas-New Mexico Power Company, one of the
corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                        ----------------------------


STATE OF NEW YORK)
                     :ss
COUNTY OF NEW YORK)


          On this     day of                  , 1999 before me personally came
                , to me known, who, being by me duly sworn, did depose and say
that he is a                of                         , one of the
corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                        ----------------------------

                                                                       EXHIBIT A

          [If the Security is to be a Global Security, insert -- Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]


                        TEXAS-NEW MEXICO POWER COMPANY

                            % SENIOR NOTES DUE

                                                              $

No.                                                      CUSIP


          TEXAS-NEW MEXICO POWER COMPANY, a corporation duly organized and existing under the laws of the State of Texas (herein called the "Company," which term includes any successor under the Indenture hereinafter referred to),
for value received, hereby promises to pay to                      or registered
assigns, the principal sum of $                 on              , and to pay
interest thereon from         , or from the most recent Interest Payment Date to
which interest has been paid or duly provided for, semi-annually on
and             in each year, commencing         , at the rate per annum
provided in the title hereof, until the principal hereof is paid or made available for payment [if applicable, insert -- , and, subject to the terms of
the Indenture, at the rate of       % per annum on any overdue principal and
premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular
Record Date for such interest, which shall be the         or          (whether
or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that
purpose in         , in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; [if this Security is not a Global Security, insert -- provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Security shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, TEXAS-NEW MEXICO POWER COMPANY has caused this Security to be duly executed.

Dated:                        TEXAS-NEW MEXICO POWER COMPANY

                              BY
                                  ----------------------------------
                                  Name:
                                  Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date:
                              --------------------,
                                    as Trustee,

                              by


                              -------------------------
                              Authorized Signatory

                               [REVERSE OF NOTE]

          This Security is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities"), of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture dated as of January 1,
supplemented by the First Supplemental Indenture, dated as of              ,
1999 (as so supplemented, the "Indenture"), duly executed and delivered by the
Company and                      , as Trustee (herein called the "Trustee",
which term includes any successor trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities and of the terms upon which the Securities are issued and are to be authenticated and delivered. This Security is one of the series designated on the face hereof, which series is limited in
aggregate principal amount to $        . By the terms of the Indenture,
additional Securities of other separate series, which may vary as to date, aggregate principal amount, Stated Maturity, interest rate or method of calculating the interest rate, redemption provisions and in other respects as therein provided, may be issued in an unlimited amount.

          Prior to the Release Date (as hereinafter defined), the Securities of this series will be secured by first mortgage bonds (the "Senior Note Mortgage Bonds") delivered by the Company to the Trustee for the benefit of the Holders of the Securities, issued under the Indenture of Mortgage and Deed of Trust, dated November 1, 1944, by and between the Company and U.S. Bank Trust, National Association (which is successor trustee to First Trust of Illinois, National Association, which is successor trustee to Bank of America, Illinois, a banking corporation organized under the laws of Illinois, which was formerly known, at various times, as Continental Bank, a banking corporation organized under the laws of Illinois, Continental Bank, National Association, and Continental Illinois National Bank and Trust Company of Chicago (the "First Mortgage Trustee"), as supplemented and modified (the "First Mortgage Indenture")
pursuant to the                  Supplemental Indenture dated               ,
1999. Reference is made to the First Mortgage Indenture and the Indenture for a description of property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the first mortgage bonds under the First Mortgage Indenture and of the First Mortgage Trustee in respect thereof, the duties and immunities of the First Mortgage Trustee and the terms and conditions upon which the Senior Note Mortgage Bonds are secured and the circumstances under which additional first mortgage bonds may be issued.

          FROM AND AFTER THE DATE CHOSEN BY THE COMPANY WHICH IS NOT EARLIER THAN THE LATER OF (I) SUCH TIME AS ALL FIRST MORTGAGE BONDS (OTHER THAN SENIOR NOTE MORTGAGE BONDS) ISSUED UNDER THE FIRST MORTGAGE INDENTURE HAVE BEEN RETIRED THROUGH PAYMENT, REDEMPTION OR OTHERWISE (INCLUDING THOSE FIRST MORTGAGE BONDS "DEEMED TO BE PAID" OR AS TO WHICH THE ENTIRE INDEBTEDNESS IS PAID AND DISCHARGED WITHIN THE MEANING USED IN ARTICLE 18 OF THE FIRST MORTGAGE INDENTURE) AT, BEFORE OR AFTER THE MATURITY THEREOF AND (II) THE DATE AS OF WHICH NO LIENS ON ANY PROPERTY OF THE COMPANY OR ANY SUBSIDIARY EXISTS (WHETHER SUCH LIENS SECURE INDEBTEDNESS OF THE COMPANY OR ANY SUBSIDIARY OR ANY OTHER PERSON), EXCEPT THAT THIS CLAUSE (II) SHALL NOT APPLY TO ANY LIEN TO THE EXTENT DESCRIBED IN CLAUSES (A) THROUGH (K) OF SECTION 10.10 OF THE ORIGINAL INDENTURE OR I THE LAST PARAGRAPH OF SUCH SECTION 10.10 (THE "RELEASE DATE"), THE SENIOR NOTE MORTGAGE BONDS SHALL, AT THE OPTION OF THE COMPANY, CEASE TO SECURE THE SECURITIES OF THIS SERIES IN ANY MANNER; PROVIDED THAT NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND AT SUCH TIME IS CONTINUING UNDER THE INDENTURE. IN CERTAIN CIRCUMSTANCES PRIOR TO THE RELEASE DATE AS PROVIDED IN THE INDENTURE, THE COMPANY IS PERMITTED TO REDUCE THE AGGREGATE PRINCIPAL AMOUNT OF A SERIES OF SENIOR NOTE MORTGAGE BONDS HELD BY THE TRUSTEE, BUT IN NO EVENT PRIOR TO THE RELEASE DATE TO AN AMOUNT LESS THAN THE AGGREGATE OUTSTANDING PRINCIPAL AMOUNT OF THE SERIES OF SECURITIES INITIALLY ISSUED CONTEMPORANEOUSLY WITH SUCH SENIOR NOTE MORTGAGE BONDS.

          These Securities will be redeemable, in whole or in part, at the option of the Company, upon not less than 30 or more than 60 days' notice by mail to the Holders of such Securities at their addresses in the Security Register for such series, on any date (a "Redemption Date") at a redemption price equal to the greater of (a) 100% of their principal amount of the Securities to be redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [__] basis points, plus accrued and unpaid interest on the principal amount being redeemed to such Redemption Date; provided, however, that installments of interest on Securities that are due and payable on an Interest Payment Date falling on or prior to the relevant Redemption Date shall be payable to the holders of such Securities, registered as such at the close of business on the relevant Record Date according to their terms and provisions of the Indenture.

          "Treasury Rate" means, with respect to any Redemption Date for the Securities, (a) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities" for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Maturity Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

          "Comparable Treasury Issue" means, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

          "Independent Investment Banker" means
or, if such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

          "Comparable Treasury Price" means, with respect to any Redemption Date, (a) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

          "Reference Treasury Dealer" means each of and their respective successors; provided however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer.

          "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

          In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the unpaid principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture and, upon such declaration, the Trustee can demand the redemption of the Senior Note Mortgage Bonds as provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the time, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form
without coupons in denominations of $           and any integral multiple
thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Security shall be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                      A-7